SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)       April 20, 1998
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                        McNEIL REAL ESTATE FUND XXI, L.P.
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             (Exact name of registrant as specified in its charter)





         California                   0-13356             33-0030615
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(State or other jurisdiction of      (Commission          (I.R.S. Employer
incorporation or organization)        File Number)         Identification No.)




             13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240
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               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code    (972)  448-5800
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 20, 1998, Fort Meigs Plaza, a 104,990 square foot shopping center located in Perrysburg, Ohio, was sold to Mr. Harvey A. Tolson, an unaffiliated buyer, for a cash purchase price of $3.8 million. There were no net sales proceeds to McNeil Real Estate Fund XXI, L.P.; however, McNeil Real Estate Fund XX, L.P., holder of the first and second liens on this property, received $3,615,354 in satisfaction of their loans.



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                        McNEIL REAL ESTATE FUND XXI, L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                                      McNEIL REAL ESTATE FUND XXI, L.P.



April 29, 1998                        By:  /s/ Carol A. Fahs
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Date                                      Carol A. Fahs
                                          Chief Accounting Officer of McNeil
                                           Real Estate Management, Inc.